Exhibit 99.1
PRESS RELEASE
Contact Information: Kite Realty Group Trust
Jason Colton
SVP, Capital Markets & Investor Relations
317.713.2762
jcolton@kiterealty.com
Kite Realty Group Trust Reports First Quarter 2022 Operating Results
Raises 2022 guidance
Leased over 1 million square feet at 16.1% comparable blended cash leasing spreads
Acquired $66 million of high-quality Sun Belt assets
Share repurchase program upsized to $300 million from $150 million
Indianapolis, Indiana, April 28, 2022 – Kite Realty Group Trust (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets, reported today its operating results for the first quarter ended March 31, 2022.
“KRG had an exceptional first quarter of 2022 and our team is executing on all fronts,” said John A. Kite, Chairman and CEO. “KRG continues to capitalize on robust demand for open-air retail shopping destinations, as evidenced by our sustained leasing volume and over 16% cash leasing spreads. Based on the first quarter’s outperformance and our improved outlook for the balance of 2022, we are increasing our FFO, as adjusted guidance by $0.05 per share at the midpoint and increasing same-property NOI growth by 75 basis points at the midpoint. KRG’s results continue to validate our ability to scale KRG’s operating platform across our high-quality portfolio of open-air shopping destinations to drive long-term value creation.”
First Quarter 2022 Financial Results
▪Net loss attributable to common shareholders of $16.8 million, or $0.08 per diluted share, compared to net income of $24.6 million, or $0.29 per diluted share, for the quarters ended March 31, 2022 and 2021, respectively.
▪Generated NAREIT Funds From Operations of the Operating Partnership (FFO) of $101.7 million, or $0.46 per diluted share.
▪Generated FFO, as adjusted, of the Operating Partnership of $101.5 million, or $0.46 per diluted share, which is a 35% per share increase over the comparable period in 2021.
▪Excludes a positive impact of $1.1 million of prior period collection impact related to the recovery of cash and non-cash bad debt and accounts receivable in 2022.
▪Excludes the impact of $0.9 million of merger and acquisition costs.
▪Same Property Net Operating Income (NOI) increased by 5.9% (including legacy RPAI properties).
First Quarter 2022 Portfolio Operations
▪Executed 182 new and renewal leases representing approximately 1.1 million square feet.
▪Cash leasing spreads of 58.7% on 26 comparable new leases, 8.9% on 79 comparable renewals, and 16.1% on a blended basis.
▪Operating retail portfolio annualized base rent (ABR) per square foot of $19.57 at March 31, 2022, a 5.6% increase year-over-year.
▪Retail portfolio percent leased of 93.6% at March 31, 2022, a sequential increase of 20 basis points.
▪Portfolio leased-to-occupied spread of 320 basis points, which equates to $37.0 million of signed-not-open NOI.

First Quarter 2022 Capital Allocation Activity
▪As previously disclosed, sold a portion of Hamilton Crossing Centre (Carmel, IN) and entered into a fee development agreement to build an approximately $200 million mixed-use corporate campus for Republic Airways. In addition to the $6.9 million KRG received for the land, KRG will earn significant development fees and development profits, while contributing no incremental capital.
▪Acquired Pebble Marketplace (Las Vegas, NV), an 85,800 square foot grocery-anchored center, for a purchase price of $44.1 million.
Subsequent Capital Allocation Activity
▪Acquired the Sprouts and Total Wine building at KRG-owned MacArthur Crossing (Dallas / Fort Worth, TX) for a purchase price of $21.9 million.
▪Used the $125.0 million short-term deposit that matured on April 7, 2022 to repay borrowings on the Company’s revolving line of credit.
▪The Company’s Board of Trustees authorized a $150.0 million increase to the size of its existing share repurchase program, authorizing share repurchases up to an aggregate $300.0 million.
Balance Sheet Overview
▪As of March 31, 2022, KRG’s net debt to Adjusted EBITDA was 5.7x.
▪Pro forma for $37.0 million of signed-not-open NOI (represents expected revenue associated with leases that have been executed as of March 31, 2022, but have yet to commence rent payments), net debt to adjusted EBITDA would be 5.4x.
2022 Earnings Guidance
KRG is updating its 2022 guidance for FFO, as adjusted, to $1.74 to $1.80 per diluted share from $1.69 to $1.75 per diluted share, based, in part, on the following key assumptions:
▪Increased same property NOI range to 2.25% to 3.25%, which represents a 75-basis point increase at the midpoint.
▪Decreased bad debt by 25 basis points to 1.25% of total revenues at the midpoint.
▪Any transaction activity is expected to be earnings neutral.
The following table reconciles the Company’s 2022 net income guidance range to the Company’s updated 2022 FFO, as adjusted, guidance range:

	Low	High

Net loss	$(0.30)	$(0.24)
Depreciation and amortization	2.02	2.02
NAREIT FFO	$1.72	$1.78
Non-recurring merger and acquisition costs	0.02	0.02
FFO, as adjusted	$1.74	$1.80
Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Friday, April 29, 2022, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (Conference ID: 9268086). In addition, a webcast replay link will be available on KRG’s website.
About Kite Realty Group Trust
Kite Realty Group Trust (NYSE: KRG) is a real estate investment trust (REIT) headquartered in Indianapolis, IN that is one of the largest publicly traded owners and operators of open-air shopping centers and mixed-use assets. The company’s primarily grocery-anchored portfolio is located in high-growth Sun Belt and select strategic gateway markets. The combination of necessity-based grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets makes the KRG portfolio an ideal mix for both retailers and consumers. Publicly listed since 2004, KRG has nearly 60 years of experience in developing, constructing and operating real estate. Using operational, investment, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to shareholders. As of March 31, 2022, the Company owned interests in 181 U.S. open-air shopping centers and mixed-use assets, comprising approximately 28.8 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | Twitter | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Currently, one of the most significant factors that could cause actual outcomes to differ significantly from our forward-looking statements is the adverse effect of the current pandemic of the novel coronavirus, or COVID-19, including possible resurgences, variants and mutations, on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in the Company’s quarterly reports on Form 10-Q as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.
Additional risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: the risks associated with the merger with RPAI, including the integration of the businesses of the combined company, the ability to achieve expected synergies or costs savings and potential disruptions to the Company’s plans and operations; national and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including the potential effects of inflation); the risk that our actual NOI for leases that have signed but not yet opened will not be consistent with expected NOI for leases that have signed but not yet opened; financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of tenants; the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; business continuity disruptions and a deterioration in our tenant’s ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; risks related to our current geographical concentration of the Company’s properties in Texas, Florida, New York, Maryland, and North Carolina; civil unrest, acts of terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. Due to high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

Kite Realty Group Trust
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	March 31, 2022	December 31, 2021
Assets:
Investment properties at cost	$7,627,581	$7,592,348
Less: accumulated depreciation	(950,737)	(884,809)
Net investment properties	6,676,844	6,707,539

Cash and cash equivalents	74,345	93,241
Tenant and other receivables, including accrued straight-line rent of $32,125 and $28,071, respectively	69,135	68,444
Restricted cash and escrow deposits	7,845	7,122
Deferred costs, net	512,411	541,518
Short-term deposits	125,000	125,000
Prepaid and other assets	96,281	84,826
Investments in unconsolidated subsidiaries	11,833	11,885
Total assets	$7,573,694	$7,639,575

Liabilities and Shareholders’ Equity
Mortgage and other indebtedness, net	$3,179,118	$3,150,808
Accounts payable and accrued expenses	124,193	184,982
Deferred revenue and other liabilities	306,268	321,419
Total liabilities	3,609,579	3,657,209

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	60,376	55,173

Shareholders’ Equity:
Common shares, $0.01 par value, 490,000,000 shares authorized, 219,042,903 and 218,949,569 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	2,190	2,189
Additional paid-in capital	4,894,897	4,898,673
Accumulated other comprehensive income (loss)	22,811	(15,902)
Accumulated deficit	(1,021,317)	(962,913)
Total shareholders’ equity	3,898,581	3,922,047
Noncontrolling interests	5,158	5,146
Total equity	3,903,739	3,927,193
Total liabilities and shareholders’ equity	$7,573,694	$7,639,575

Kite Realty Group Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Rental income	$189,858	$67,890
Other property-related revenue	2,224	1,051
Fee income	2,309	434
Total revenue	194,391	69,375

Expenses:
Property operating	25,928	10,269
Real estate taxes	26,859	9,400
General, administrative and other	13,309	7,276
Merger and acquisition costs	925	—
Depreciation and amortization	121,504	30,634
Total expenses	188,525	57,579

Gain on sales of operating properties, net	3,168	26,207

Operating income	9,034	38,003
Other (expense) income:
Interest expense	(25,514)	(12,242)
Income tax benefit of taxable REIT subsidiary	71	118
Equity in loss of unconsolidated subsidiaries	(314)	(318)
Other expense, net	(103)	(206)
Net (loss) income	(16,826)	25,355
Net loss (income) attributable to noncontrolling interests	22	(778)
Net (loss) income attributable to common shareholders	$(16,804)	$24,577

Net (loss) income per common share – basic and diluted	$(0.08)	$0.29

Weighted average common shares outstanding – basic	218,981,168	84,336,577
Weighted average common shares outstanding – diluted	218,981,168	84,446,989

Dividends declared per common share	$0.19	$0.15

Kite Realty Group Trust
Funds From Operations (“FFO”)(1)(2)
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021

Net (loss) income	$(16,826)	$25,355
Less: net income attributable to noncontrolling interests in properties	(144)	(132)
Less: gain on sales of operating properties, net	(3,168)	(26,207)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	121,847	30,971
FFO of the Operating Partnership(1)	101,709	29,987
Less: Limited Partners’ interests in FFO	(1,118)	(870)
FFO attributable to common shareholders(1)	$100,591	$29,117
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.46	$0.35
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.46	$0.34

FFO of the Operating Partnership(1)	$101,709	$29,987
Add: merger and acquisition costs	925	—
Less: prior period collection impact	(1,096)	(209)
FFO, as adjusted, of the Operating Partnership	$101,538	$29,778
FFO, as adjusted, per share of the Operating Partnership – basic	$0.46	$0.34
FFO, as adjusted, per share of the Operating Partnership – diluted	$0.46	$0.34

Weighted average common shares outstanding – basic	218,981,168	84,336,577
Weighted average common shares outstanding – diluted	220,202,896	84,446,989

Weighted average common shares and units outstanding – basic	221,428,198	86,862,153
Weighted average common shares and units outstanding – diluted	222,649,925	86,972,566

FFO, as defined by NAREIT, per diluted share/unit
Net (loss) income	$(0.08)	$0.29
Less: net income attributable to noncontrolling interests in properties	—	—
Less: gain on sales of operating properties, net	(0.01)	(0.30)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.55	0.36
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit(1)(2)	$0.46	$0.34
Add: merger and acquisition costs	—	—
Less: prior period collection impact	—	—
FFO, as adjusted, of the Operating Partnership per diluted share/unit(2)	$0.46	$0.34
(1)“FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
(2)Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.
Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO excludes the 2021 gain on sale of the ground lease portfolios as these sales were part of our capital strategy distinct from our ongoing operating strategy of selling individual land parcels from time to time. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
From time to time, the Company may report or provide guidance with respect to “FFO as adjusted” which starts with FFO, as defined by NAREIT, and then removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, gains or losses associated with the early extinguishment of debt, gains or losses associated with litigation involving the Company that is not in the normal course of business, merger and acquisition costs, the impact on earnings from employee severance, the excess of redemption value over carrying value of preferred stock redemption, and the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”), which are not otherwise adjusted in the Company’s calculation of FFO.

Kite Realty Group Trust
Same Property Net Operating Income (“NOI”)(1)
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021	Change

Number of properties in same property pool for the period(2)	178	178

Leased percentage at period end	93.6%	91.3%
Economic occupancy percentage(3)	90.4%	89.7%

Minimum rent	$140,234	$134,772
Tenant recoveries	39,526	39,173
Bad debt provision	(1,669)	(3,534)
Other income, net	2,526	1,741
Total revenue	180,617	172,152

Property operating expenses	(23,552)	(22,143)
Real estate taxes	(27,542)	(27,757)
Total expenses	(51,094)	(49,900)

Same Property NOI	$129,523	$122,252	5.9%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$129,523	$122,252
Prior period collection impact – same properties	1,964	5,658
Net operating income – non-same activity(4)	7,808	(78,638)
Total property NOI	139,295	49,272	182.7%
Other income, net	1,963	28
General, administrative and other	(13,309)	(7,276)
Merger and acquisition costs	(925)	—
Depreciation and amortization	(121,504)	(30,634)
Interest expense	(25,514)	(12,242)
Gain on sales of operating properties, net	3,168	26,207
Net loss (income) attributable to noncontrolling interests	22	(778)
Net (loss) income attributable to common shareholders	$(16,804)	$24,577
(1)Same Property NOI excludes properties that have not been owned for the full periods presented. However, due to the size of the RPAI portfolio acquired in the merger, the legacy RPAI properties have been deemed to qualify for the same property pool beginning in 2022 if they had a full first quarter of operations in 2021 within the legacy RPAI portfolio prior to the merger.
(2)Same Property NOI excludes (i) Glendale Town Center, which was reclassified from active redevelopment into our operating portfolio in December 2021, (ii) seven active development and redevelopment projects, (iii) Arcadia Village and Pebble Marketplace, which were acquired subsequent to January 1, 2021, and (iv) office properties and includes the legacy RPAI same property pool.
(3)Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
(4)Includes non-cash activity across the portfolio as well as NOI from properties not included in the same property pool, including properties sold during both periods.
The Company uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. However, due to the size of the Retail Properties of America, Inc. (“RPAI”) portfolio acquired in the merger with RPAI, which closed in October 2021, (the “Merger”), the legacy RPAI properties have been deemed to qualify for the same property pool beginning in 2022 if they had a full quarter of operations in 2021 within the legacy RPAI portfolio prior to the Merger. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.
In order to provide meaningful comparative information across periods that, in some cases, predate the Merger, all information regarding the performance of the same property pool is presented as though the Merger was consummated on January 1, 2021 (i.e., as though the properties owned by RPAI prior to the Merger that are included in our same property pool had been owned by the Company for the entirety of all comparison periods for which same property pool information is presented). NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.

When evaluating the properties that are included in the same property pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. The properties acquired in the Merger with RPAI qualify for the same property pool beginning in 2022 if they had a full first quarter of operations in 2021 within the legacy RPAI portfolio prior to the Merger. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three months ended March 31, 2022, the same property pool excludes (i) Glendale Town Center, which was reclassified from active redevelopment into our operating portfolio in December 2021, (ii) seven active development and redevelopment projects, (iii) Arcadia Village and Pebble Marketplace, which were acquired subsequent to January 1, 2021, and (iv) office properties.

Kite Realty Group Trust
Earnings Before Interest, Tax, Depreciation, and Amortization (“EBITDA”)
(dollars in thousands)
(unaudited)

Three Months Ended March 31, 2022

Net loss	$(16,826)
Depreciation and amortization	121,504
Interest expense	25,514
Income tax benefit of taxable REIT subsidiary	(71)
EBITDA	130,121
Unconsolidated EBITDA	454
Merger and acquisition costs	925
Gain on sales of operating properties, net	(3,168)
Other income and expense, net	417
Noncontrolling interests	(144)
Adjusted EBITDA	$128,605

Annualized Adjusted EBITDA(1)	$514,420

Company share of Net Debt:
Mortgage and other indebtedness, net	$3,179,118
Plus: Company share of unconsolidated joint venture debt	32,467
Less: Partner share of consolidated joint venture debt(2)	(578)
Less: cash, cash equivalents, restricted cash, and short-term deposits	(207,190)
Less: debt discounts, premiums and issuance costs, net	(49,100)
Company share of Net Debt	$2,954,717

Net Debt to Adjusted EBITDA	5.7x
(1)Represents Adjusted EBITDA for the three months ended March 31, 2022 (as shown in the table above) multiplied by four.
(2)Partner share of consolidated joint venture debt is calculated based upon the partner’s pro-rata ownership of the joint venture, multiplied by the related secured debt balance.
The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiary, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of the Company’s operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.